POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John H. Clayton, Scott A. Musil and John Potempa, and each of them (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Forms ID or any comparable form subsequently adopted by the Securities and Exchange Commission, and any amendments thereto, and an Initial Statement of Beneficial Ownership on Form 3, Statements of Changes in Beneficial Ownership on Form 4 and Annual Statements of Changes in Beneficial Ownership on Form 5, or any comparable forms subsequently adopted by the Securities and Exchange Commission, and any amendments thereto, with respect to the undersigned's direct or indirect ownership, acquisition, disposition or other transfer of any securities of First Industrial Realty Trust, Inc. or any of its affiliates; and to file any of the above forms with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

The powers granted hereby shall be effective on and as of the date hereof and, unless earlier revoked by written instrument, shall continue in effect for so long as the undersigned, in his capacity as an officer and/or director of First Industrial Realty Trust, Inc. is subject to Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder, as the same may be amended from time to time.

Dated:  12/5/07


                                          /s/ Gerald A. Pientka
                                          ---------------------------
                                          Name:  Gerald A. Pientka
                                          Title: Executive Vice President -
                                                 Development